Exhibit 10.31

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into this 2nd day of December 2009 by and between the Steamship Trade Association of Baltimore, Incorporated-International Longshoremen’s Association (AFL-CIO) Pension Plan, a pension plan (hereinafter referred to as “Landlord”), and I.C. Isaacs & Co. (hereinafter referred to as “Tenant”).

ARTICLE I - GRANT OF LEASE

Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed and observed by the Tenant, does hereby lease to the Tenant and the Tenant does hereby lease and take from the Landlord, the property described in Exhibit “A” attached hereto and by reference made a part hereof (the “Leased Premises”), 1,474 square feet, more or less, known as Suite 205, Maritime Center, 6610 Tributary Street, Baltimore, Maryland 21224.

ARTICLE II - LEASE TERM

Section 1.     Total Term of Lease. The term of this Lease shall begin on the commencement date, as defined in Section 2 of this Article II, and shall terminate on last day of five (5) years from the Commencement Date.

Section 2.     Commencement Date. The “Commencement Date” shall mean March 1, 2010. The Tenant may occupy the Lease Premises as of January 1, 2010 “rent free” until the Commencement Date.

Section 3.     Early Termination. The Tenant may terminate this Lease three years from the Commencement Date by providing the Landlord written notice of said termination one hundred eighty (180) days prior to the third anniversary of the Commencement Date. In the event Tenant elects to terminate the Lease under this Section, Tenant shall pay an “Early Lease Termination Fee” of (1) two months’ Rent and (2) all unamortized costs, including but not limited to the unamortized costs of any Broker commissions, related legal fees, tenant improvements and other costs of lease the Premises not to exceed $25,000.

ARTICLE III - EXTENSIONS

The parties hereto may elect to extend this Agreement upon such terms and conditions as may be agreed upon in writing and signed by the parties at the time of any such extension.

ARTICLE IV – RENT

The Tenant agrees to pay the Landlord and the Landlord agrees to accept, during the term hereof, at such place as the Landlord shall from time to time direct by notice to the Tenant, rent at the following rates and times:

Section 1.     Annual Base Rent. Tenant shall pay to the Landlord, at such place and to such agent as Landlord may from time to time designate in writing, by good check or other good funds approved by Landlord, a minimum Annual Base Rent for the Lease Premises of Twenty-Four Thousand, Nine Hundred Sixty Dollars and zero cents ($24,960.00), plus applicable Additional Rent. The Annual Base Rent shall be payable in advance in equal monthly installments of one-twelfth (1/12th) of the total Annual Base Rent, which amounts to Two Thousand Eighty Dollars ($2,080.00) (the “Monthly Base Rent”), on the first day of each and every calendar month during the term hereof, and pro-rata for the fractional portion of any month, except that on the first day of the calendar month immediately following the Commencement Date, the Tenant shall also pay to the Landlord rent at the said rate for any portion of the preceding calendar month included in the term of this Lease. The Annual Base Rent shall be increased as set forth in Section 4.

Section 2.     Additional Rent. In addition to the payment of Annual Base Rent, Tenant shall be responsible for the payment of the Tenant’s share of Operating Expenses and Real Estate Taxes in accordance with the provisions of Section 5 below.

Section 3.     All installments of Monthly Base Rent shall be payable monthly in advance, without previous notice or demand, and without deduction, dimunition, or set-off, with the first monthly installment of Annual Base Rent due and payable on March 1, 2010.

Section 4.     Annual Base Rent Increases. During the Lease Term, the Annual Base Rent shall be increased by three-percent (3%) above the preceding year’s Annual Base Rent as follows:

On the first day of the second Lease Year, the Annual Base Rent shall be increased to Twenty Five Thousand, Seven Hundred Eight Dollars and eighty cents ($25,708.80) and the Monthly Base Rent shall be Two Thousand, One Hundred Forty Two Dollars and forty cents ($2,142.40).

On the first day of the third Lease Year, the Annual Base Rent shall be increased to Twenty Six Thousand, Four Hundred Eighty Dollars and six cents ($26,480.06) and the Monthly Base Rent shall be Two Thousand, Two Hundred Six Dollars and sixty seven cents ($2,206.67).

On the first day of the fourth Lease Year, the Annual Base Rent shall be increased to Twenty Seven Thousand, Two Hundred Seventy Two Dollars and forty six cents ($27,274.46) and the Monthly Base Rent shall be Two Thousand, Two Hundred Seventy Two Dollars and eighty seven cents ($2,272.87).

On the first day of the fifth Lease Year, the Annual Base Rent shall be increased to Twenty Eight Thousand, Ninety Two Dollars and sixty nine cents ($28,092.69) and the Monthly Base Rent shall be Two Thousand, Three Hundred Forty One Dollars and six cents ($2,341.06).

Section 5. Operating Expenses and Taxes.

a.     For each fiscal year ending December 31, 2010 or fraction thereof during the Term, Tenant shall pay the Landlord, as Additional Rent, without diminution, set-off or deduction, an amount equal to the sum of (i) the product obtained by multiplying (a) Tenant’s Operating Expense Percentage (hereinafter defined) for such year by (b) the increases in Operating Expenses (hereinafter defined) for such year over Operating Expenses incurred in calendar year 2009 (the “Base Year”) and (iii) the product obtained by multiplying (c) Tenant’s Real Estate Tax Percentage (hereinafter defined) by (d) the increase in Real Estate Taxes paid in the Base Year.

b.     For all purposes hereof, Tenant’s Operating Expense Percentage shall be the proportion that the Rentable Square Feet in the Premises bear to the total rentable square feet of the Building leased or available for lease by office tenants and any other tenants for whom the Landlord is providing utilities and services set forth in 5(e) below. As of the date hereof, Tenant’s Operating Expense Percentage is 2.97%. Tenant’s Real Estate Tax Percentage shall be the proportion that the Rentable Square Feet in the Premises bear to the total rentable square feet of the Building. As of the date hereof, Tenant’s Real Estate Tax Percentage is 2.97%.

c.     At the Landlord’s option, Tenant shall make monthly payments of Tenant’s share of Operating Expenses and Real Estate Taxes on an estimated basis, based on the Landlord’s reasonable estimate of Operating Expenses and Real Estate Taxes for such fiscal year. If Landlord elects such option, commencing on the Commencement Date, and continuing on the first day of each month thereafter during the Tenn, Tenant shall pay to Landlord one-twelfth (1/12th) of Landlord’s estimate of Tenant’s share of Operating Expenses and Real Estate Taxes for the then current fiscal year.

d.     As soon as practicable after the end of each fiscal year, Landlord shall provide Tenant a statement (the “Expense Statement”) setting forth the total Operating Expenses and Real Estate Taxes for such fiscal year and the Tenant’s share thereof for such fiscal year calculated according to the formula set forth in 5(a) above. Within fifteen (15) days after delivery of such Expense Statement, Tenant shall pay to Landlord the amount shown as Tenant’s share of Operating Expenses and Real Estate Taxes for such year. If Landlord has elected to require Tenant to make monthly payments in accordance with Section 5(c) above then, within fifteen (15) days after the delivery of such Expense Statement, Tenant shall pay to the Landlord any deficiency between the amount shown as Tenant’s share of the Operating Expenses and Real Estate Taxes for such year, and the estimated payments made by Tenant toward such amount in accordance with 5(c) above. If Tenant shall have made excess estimated payments, the excess shall be applied against the estimate payment of Operating Expenses and Real Estate Taxes for the then-current fiscal year, unless the Lease has expired, in which event Landlord shall refund such excess to Tenants with delivery of the Expense Statement. Tenant’s share of Operating Expenses and Real Estate Taxes for any partial fiscal year shall be determined by multiplying the mount of Tenant’s share for the full fiscal year by a fraction, the numerator of which is the number of days during such fiscal year falling within the Term and the denominator of which is 365.

e.     The terms “Operating Expenses” shall mean any and all expenses incurred by the Landlord in connection with the operation, management, maintenance, and repair of the Building and the Land and all easements, rights, and appurtenances thereto, including but not limited to, management fees; legal and accounting fees (except as otherwise provided hereinafter); trash removal, including all costs incurred with waste product recycling (except to the extent any such costs are charged directly to the Tenant); the cost of operating any conference facility, transportation service (furnished by an independent contractor), concierge service, or other provision of other amenities furnished generally to office tenants; the costs and expenses incurred in connection with the provision of utilities and services, including but not limited to the maintenance, repair, and replacement of the Building systems furnishing such utilities and/or services; salaries, wages, medical, surgical, general welfare benefits (including group insurance), pension payments, payroll taxes, and worker’s compensation insurance for employees of the Landlord and the property manager engaged in the operation, management, maintenance, and repair of the Building, unless it is capital in nature; license fees; any local and state surcharges or special charges; casualty, liability or other insurance; access control devices, services and costs; building supplies, uniforms and dry cleaning; window cleaning; snow and ice removal; repair and maintenances of the grounds, including the cost of landscaping, service or management contracts with independent contractors, including but not limited to energy management services, telephone, telegraph, postage, stationary supplies, and other materials and expenses required for the routine operation of the Building; vault payments, if any; any capital expense incurred either to reduce Operating Expenses, to comply with any governmental law, order or regulation, to replace existing equipment and machinery, such capital costs to be amortized over such reasonable period as Landlord shall determine, together with interest at the rate paid by Landlord on any funds borrowed for such expenditures; and any other expense or charge that would be included in Operating Expenses in according with sound accounting and management principles generally accepted with respect to the operation of a first-class office building in the Baltimore area. Operating expense shall not include any of the following: painting, redecorating, or other work that Landlord performs for specific tenants, the expenses of which are paid for by said tenants.; ground rent; interest and amortization of funds borrowed by Landlord (except specifically provided above); leasing commissions and advertisements, legal, space planning, and construction expenses incurred in procuring tenants for the Building; salaries, wages or other compensation paid to officers or executives of Landlord in their capacities as officers or executives; any other expenses for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants, capital expenditures and any other source.

f.     If less than ninety-five (95%) of the total rentable square feet in the Building leased or available for lease by office tenants or other tenants to be provided the utilities and services set forth above is occupied by such tenants at all times during any fiscal year, then Operating Expenses for such fiscal year shall include all additional costs, expenses, and disbursements that Landlord reasonably determined would have been incurred had ninety-five percent (95%) of such area has been occupied during such fiscal year.

g.     For purposes of the Lease, “Real Estate Taxes” shall mean all taxes and assessments, general or special, ordinary or extraordinary, foreseen and unforeseen, assessed, levied, or imposes upon the Building or the Land, or assessed, levied, or imposes upon the fixtures, machinery, equipment, or systems in, upon, or used in connection with the operation of the Building or the Land under the current or any future taxation or assessment or modification of, supplement to, or substitute for such system. Real estate Taxes shall include all reasonable expenses (including, but not limited to, attorneys’ fees, disbursement, and actual costs) incurred by Landlord in obtaining or attempting to obtain a reduction of such taxes, rates or assessments. Landlord shall have the right to pay any special assessment by installment, and in such event, Real Estate Taxes shall include such installments and interest paid on the unpaid balance of the assessment.

h.     In addition to Tenant’s share of Operating Expenses and Real Estate Taxes, Tenant shall pay to the Landlord as Additional Rent, Tenant’s share (as reasonably determined by the Landlord) of any taxes imposed on the Premises, Building or Land or rents payable hereunder in the nature of a sale or use tax or other levy (but not including any income or net profits tax).

ARTICLE V - SECURITY DEPOSIT

The Tenant has deposited with the Landlord the sum of Two Thousand Eight Dollars ($2,080.00) as security for the full and faithful performance by the Tenant of all the terms of this Lease required to be performed by the Tenant. Such sum shall be returned to the Tenant after the expiration of this lease, provided the Tenant has fully and faithfully carried out all of its terms.

In the event of a bona fide sale of the property of which the leased premises are a part, the Landlord shall have the right to transfer the security to the purchaser to be held under the terms of this Lease, and the Landlord shall be released from all liability for the return of such security to the Tenant.

ARTICLE VI - TENANT’S COVENANTS

Section 1. Tenant’s Covenants. Tenant covenants and agrees as follows:

a. To procure any licenses and permits required for any use made of the Leased Premises by Tenant, and upon the expiration or termination of this Lease, to remove its goods and effects and those of all persons claiming under it, and to yield up peaceably to Landlord the Leased Premises in good order, repair and condition in all respects; excepting only damage by fire and casualty covered by Tenant’s insurance coverage, structural repairs (unless Tenant is obligated to make such repairs hereunder) and reasonable wear and tear;

b. To permit Landlord and its agents to examine the Leased Premises at reasonable times and to show the Leased Premises to prospective purchasers of the Building and to provide Landlord, if not already available, with a set of keys for the purpose of said examination, provided that Landlord shall not thereby unreasonably interfere with the conduct of Tenant’s business;

ARTICLE VII- INDEMNITY BY TENANT

Section 1.     Indemnity and Public Liability. The Tenant shall save Landlord harmless and indemnify Landlord from all injury, loss, claims or damage to any person or property while on the Leased Premises, unless caused by the willful acts or omissions or gross negligence of Landlord, its employees, agents, licensees or contractors.

ARTICLE VIII - USE OF PROPERTY BY TENANT

Section 1.     The Premises shall be used and occupied by the Tenant solely for the purpose of general office use and for no other purpose. The Premises shall not be used for any illegal purpose or in violation of any regulation of any governmental body or the regualtions and/or directives of Landlord’s insurance carriers, or in any manner to interfere with the quiet enjoyment of any other tenant of the Building. Tenant shall not conduct or permit to be conducted any activity or place any equipment in or about the Premses that will in any way increase the rate or cause the cancellation of fire insurance or other insuraces of the Building and/or Landlord. If any activity of the Tenant causes an increase in the premiums due under any such policies, as conclusively determned by the insurance carrier, then if the Landlord determines in its sole and absolute discretion that such activity may be conducted in the Building, Tenants shall immediately upon notice pay the amount of any such increase in the rate of insurance on the Building.

Nothing herein shall give Tenant the right to use the property for any other purpose or to sublease, assign, or license the use of the property to any sublessee, assignee, or licensee, which or who shall use the property for any other use.

Section 2.     Tenant agrees to maintain the Premises and the Leasehold Improvements in good working order, repair and condition during the Term at its sole cost and expense, and at the expiration of the Term, will surrender and deliver the same and all keys, locks and fixtures connected therewith (except only Tenant’s personal property) in like good order, repair and condition, as is now or shall be at the Commencement Date, except at repaired, rebuilt, restored, altered, or added to pursuant to this Lease, and except for ordinary wear and tear and damage by casualty that is not Tenant’s obligation to repair. Landlord shall have no obligation to make repairs in or to the Premises or the Leasehold Improvements.

Section 3.     Tenant shall, at its own cost, promptly comply with and carry out all orders, requirements, and conditions now or hereafter imposed upon it by the ordinances, laws, rules, orders, and/or regulations of the State of Maryland and other governmental entities, whether required by Landlord or otherwise, relating to the Premises or the conduct of Tenant’s business therein.

Section 4.     Tenant shall not place a load upon the floor of the Premises exceeding fifty (50) pounds live load per square foot without Landlord’s prior written consent. Business machines, mechanical equipment, and materials belonging to Tenant that cause vibration, noise, cold, heat, or fumes that may be transmitted to the Building or any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored, and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat, or fumes.

Section 5.     Subject to the provisions of concerning “Insurance” below, any and all damage or injury to the Premises, including, but not limited to, the Leasehold Improvements, the Building, or the Land caused by the Tenant, or by any employee, agent, contractor, assignee, subtenant, invitee, or customer of Tenant, shall be promptly reported to Landlord and repaired by Tenant at Tenant’s sole cost; provided, however, that Landlord shall have the option of repairing any such damage, in which case Tenant shall reimburse Landlord for all costs incurred by Landlord in respect thereof as Additional Rent within fifteen (15) days after Tenant receives Landlord’s notice of such costs.

Section 6.     Tenant shall not install or operate in the Premises any electrical or other equipment, other than such equipment as is commonly used in modem offices, without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of Additional Rent in compensation for excess consumption of water and/or electricity, excess wiring, and other similar requirements, and any changes, replacements, or additions to any base building system, as may be occasioned by the operation of said equipment or machine

ARTICLE IX — INITIAL LEASEHOLD IMPROVEMENTS/ALTERATIONS BY TENANT

Section 1.     The initial Leasehold Improvements of the Premises shall be made by the Landlord and constructed in accordance with attached Heath Design Group, Inc. (SK0.1) Construction Plan for Suite 205 Dated October 29, 2009, a copy of which is attached hereto.

Subsequent to completion of the Leasehold Improvements, Tenant shall not make or permit any improvements, additions, alterations, fixed decorations, substitutions, replacements, or modifications, structural or otherwise, to the Premises or to the Building (hereinafter referred to as “Alterations”) without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed by Landlord: provided, however, that Landlord may withhold its consent to any Alterations that would, in Landlord’s judgment (i) affect the structural integrity or safety of the Building, (ii) adversely affect the electrical, heating, ventilating, air conditioning, plumbing, or mechanical systems of the Building or the functioning thereof, (iii) be or become visible from the exterior of the Building or from any of the common or public areas thereof, or (iv) interfere with the operation of the Building or the provision of services or utilities to other tenants in the Building. If Landlord consents to any Alterations, Landlord may impose any conditions it reasonably deems appropriate, including, without limitation, the approval of plans and specifications. approval of all contractors and subcontractors, review of the work by Landlord or its agents or by Landlord’s architect or contractor, and satisfactory evidence from Tenant of Tenant’s ability to pay for such Alteration (including, but not limited to, a payment and/or performance bond).

Section 2.     Alterations shall be made at Tenant’s sole expense. If Tenant requests that Landlord perform such work, Landlord’s managing agent shall be paid a construction management fee equal to ten-percent (10%) of the cost of such work. If Landlord does not perfonn such work, Landlord’s managing agent shall be paid a construction review fee equal to seven and one-half percent (7.5%) of the cost of such work. If Landlord does not perform such work, Tenant shall obtain any necessary permits and furnish copies of the permits to Landlord prior to commencement of any such work. Neither the payment of any construction review fee to Landlord in connection with the performance of any alterations or construction in the Premises (either pursuant to any Work Letter or the terms of the Lease), nor the supervision, administration, or control by Landlord or its agent of any contractor or any contractor work shall under any circumstances imply or constitute any warranty or representation that any such alteration or construction was properly performed or designed of create any liability for payment for such work by Landlord. Rather, Tenant acknowledges that such administration and/or supervision by Landlord, if any, regardless of whether Landlord earns a fee for same, is solely for the benefit of Landlord, its managing agent and the property wherein the Premises are located. All Alterations must conform to all governmental rules and regulations, insurance requirements, and the provisions of this Lease. If any mechanic’s or materialman’s lien is filed against the Premises, the Building, or the Land or work done or materials furnished to Tenant, or claimed to have been done for or furnished to Tenant, the lien shall be released and discharged by Tenant within fifteen (15) days thereafter, solely at Tenant’s expense, by paying off or bonding the lien. If any Alteration is made without the prior written consent of Landlord, Landlord may, but shall not be required to, correct or remove the Alteration at Tenant’s expense.

ARTICLE X - OWNERSHIP OF LEASEHOLD IMPROVEMENTS AND ALTERATIONS/TENANT’S PERSONAL PROPERTY

Section 1.     All Leasehold. Improvements are, and all Alterations installed or located in the Premises shall immediately become, the property of Landlord, and shall remain upon and be surrendered to Landlord with the Premises upon the expiration or termination of the Term; provided, however Landlord shall have the right to require Tenant to remove any Leasehold Improvements and Alterations at the expiration or termination of the Term at Tenant’s expense.

Section 2.     “Tenant’s Personal Property” shall mean all equipment, machinery, furniture furnishings, and other personal property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant that can be removed without damage to the Premises or the Building. Tenant shall remove all of Tenant’s Personal Property from the Premises at the expiration or termination of the Term of this Lease and shall repair any damage to the Premises or the Building caused by the removal of such Personal Property. Any property belonging to Tenant or any other person that is left in the Premises after the Term shall be deemed to have been abandoned; however, Tenant shall remain liable for the cost of the removal of such property.

Section 3.     If any taxes on Tenant’s Personal Property are levied against Landlord, or if the assessed value of the Land or the Building is increased by the inclusion of a value placed on Tenant’s Personal Property, the Leasehold Improvements or any Alterations, and if Landlord pays the taxes based on any of these items, Tenant, on demand, shall immediately reimburse Landlord therefor.

ARTICLE XI - UTILITIES AND SERVICES

Section 1.     Normal business hours of the Building shall be from 7:00 a.m. to 6:00 p.m., Monday through Friday (hereinafter referred to as the “Normal Business Hours”), except on the holidays (the “Holidays”) set forth in the Rules and Regulations attached hereto and Incorporated herein as Exhibit E.

Section 2.     Provided Tenant is not in default under this Lease, Landlord covenants and agrees that it will furnish the following facilities, services, and utilities, the costs of which shall be included in Operating Expenses:

(a)     At least one (1) elevator subject to call at all times, including Sundays and Holidays.

(b)     Customary janitorial service, consistent with the standards of a first-class office building in the Baltimore area, Monday through Friday of each week, except Holidays. Notwithstanding the foregoing, Tenant shall reimburse Landlord for the costs of any special janitorial services required a result of Tenant’s Leasehold Improvements, Alterations, or furnishings, fixtures, and equipment. Tenant shall comply with all governmental regulations relating to the collection, sorting, and recycling of garbage, trash, and other waste products at Tenant’s expense.

(c) Replacement of light bulbs and tubes for building standard lighting fixtures.

(d) Restroom facilities and necessary lavatory supplies, including hot and cold running water provided for general use (excluding any equipment or appliance requiring heavier than normal use of water).

(e)     Routine maintenance for all public areas of the Building consistent with the standards of a first-class office building In the Baltimore area.

(f)     Limited access to the Premises on a full-time twenty-four (24) hour basis, seven days per week, fifty-two (52) weeks per year, subject to such reasonable regulations as Landlord may impose from time to time with respect to access to the Building after Normal Business Hours.

(g)     Cooled and heated air appropriate to the seasons in the Baltimore area and sufficient for normal use and occupancy during Normal Business Hours. Subject to Landlord’s prior approval, heating and air conditioning services outside of Normal Business Hours will be furnished at a rate to be determined by Landlord. Tenant shall give Landlord at least twenty-four (24) hours advance notice of its need for such service outside of Normal Business Hours, and failure to provide such notice may increase the rate charged to Tenant for such service.

(h)     Electricity appropriate for general office use supplied to the Premises. No interruptions, curtailments, stoppages, or suspensions of services or systems shall render Landlord liable in any respect for damages to either person or property nor shall the same be the basis (i) for any abatement, reduction, or rebate of Monthly Base Rent, Additional Rent, or any other sums payable by Tenant to Landlord hereunder; (ii) for relieving Tenant from any of Tenant’s obligations hereunder, or (iii) for any claim by Tenant that Landlord has constructively evicted Tenant or disturbed or interfered with Tenant’s use, possession, or enjoyment of the Premises. Notwithstanding the foregoing shall exercise reasonable diligence to remedy such interruption, curtailment, stoppage, or suspension of such service or system.

(i)     If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Premises or the Building, Landlord and Tenant shall comply with such requirements, whether or not the utilities and services referred to in this section are thereby reduced or otherwise affected, without any abatement or reduction of the Monthly Base Rent, Additional Rent, or other sums payable by Tenant hereunder

(j)     If the quantity or kind of utilities or services furnished by Landlord to the Premises to meet Tenant’s requirements is excessive relative to the utilities and services consumed by tenants in the Building generally, Tenant shall reimburse Landlord upon demand for the additional cost resulting from Tenant’s excessive consumption.

(k)     Tenant shall comply, at its sole cost and expense, with all orders, requirements, and conditions now or hereafter imposed by any ordinances, laws, orders, and/or regulations (hereinafter collectively called “regulations”) of any governmental body having jurisdiction over the Premises or the Building, whether required of Landlord or otherwise, regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash (hereinafter collectively called “waste products, including but not limited to, the separation of such waste products into receptacles reasonably approved by Landlord) and the removal of such receptacles in accordance with any collection schedules prescribed by such regulations. Landlord reserves the right (i) to refuse to accept from Tenant any waste products that are not prepared for collection in accordance with any such regulations, (ii) to require Tenant to arrange for waste product collection at Tenant’s sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord, and (iii) to require Tenant to pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with any such regulations. Notwithstanding the foregoing, if Tenant is unable to comply with Landlord’s standard procedures regarding the internal collection, sorting, separation, and recycling of waste products, Landlord shall use reasonable efforts to arrange for alternative procedures for Tenant, and Tenant shall pay Landlord all additional costs incurred by Landlord with respect thereto.

ARTICLE XII – SIGNS

Section 1.     No sign, advertisement, or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Premises or on any public area of the Building, except the directory and the office doors, and then only in such places, numbers, sizes, colors, and styles as are approved by Landlord and that conform to all applicable laws and ordinances. Any and all permitted signs shall be installed and maintained by Landlord at Tenant’s sole expense. In addition. Tenant shall not install any graphics of any nature that would be visible from the exterior of the Premises without the prior written consent of Landlord. Notwithstanding the foregoing, Landlord shall provide Tenant with listing strip on the directory board in the main lobby of the Building identifying Tenant and Tenant’s suite number. Landlord shall be responsible for the cost of Tenant’s initial listing strip, and Tenant shall reimburse Landlord as Additional Rent for all costs incurred by Landlord in making any changes or additions thereto.

Section 2.     Landlord also shall provide Tenant one (1) suite entry graphic, in a style and location specified by Landlord, identifying Tenant and Tenant’s suite number at the entry to the Premises.

ARTICLE XIII – ASSIGNMENT OR SUBLETTING

Section 1.     Tenant shall not, without the prior written consent of Landlord in each instance, (a) assign or otherwise transfer this Lease or any of its rights hereunder, (b) sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any persons other than Tenant or its employees, agents, and invitees, or (e) permit the assignment or other transfer of this Lease or any of Tenant’s rights hereunder by operation of law. Landlord’s consent to a proposed assignment or sublease shall not be unreasonably withheld, conditioned, or delayed. The parties acknowledge that Landlord’s refusal to consent shall be deemed not to have been unreasonably withheld if (i) the proposed assignee or subtenant is not of a type and quality consistent with the first-class nature of the Building, (ii) the proposed assignee or subtenant does not have the financial capacity and credit worthiness to undertake and perform the obligations of this Lease or the sublease, (iii) the proposed assignee or subtenant is a governmental agency or any party by whom any suit or action could be defended on the ground of sovereign immunity, (iv) the proposed assignee or subtenant is a party with whom the Landlord is presently negotiating for the lease of space in the Building, (v) the presence of the proposed transferee in the Premises would cause Landlord to be in violation of any other lease, or would trigger term rights by any other tenant, or (iv) the space to be assigned or sublet is not configured to allow appropriate means of ingress and egress. Tenant shall furnish Landlord with such information about any proposed assignee or subtenant, its business, and its financial condition as Landlord may reasonably request. All proposed subleases and assignments shall be in a form acceptable to Landlord. The consent by Landlord to any assignment, transfer, or subletting to any person or entity shall not be construed as a waiver or release of Tenant from any provision of this Lease, unless expressly agreed to in writing by Landlord (it being understood that Tenant shall remain primarily liable as a principal and not as a guarantor or surety), nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant, or occupant constitute a waiver or release of Tenant from any such provision. No consent by Landlord to any such assignment, transfer, or subletting in anyone instance shall constitute a waiver of the necessity for such consent in a subsequent instance. In no event shall any consent by Landlord be construed to permit reassignment or resubletting by a permitted assignee or sublessee. Upon any assignment of this Lease or any subletting in the aggregate of more than twenty-five percent (25%) of the Premises, any and all option rights, renewal rights, rights of first refusal, and expansion rights, if applicable, shall terminate, at Landlord’s option, and be of no further force and effect, it being agreed that all such rights are personal to Tenant (and not to any assignee or subtenant) and are not appurtenant to the Premises or this Lease.

Section 2.     If Tenant assigns or sublets all or any portion of the Premises, Tenant shall pay to Landlord as Additional Rent, as and when received by Tenant, an amount equal to the difference between (a) all sums paid to Tenant or its agent by or on behalf of such assignee or subtenant under the assignment or sublease, and (b) the Monthly Base Rent, Operating Expenses, and Real Estate Taxes paid by Tenant under this Lease and attributable to the portion of the Premises assigned or sublet.

Section 3.     In addition to the foregoing, if at any time and from time to time during the Term (and any extension thereof) Tenant notifies Landlord that Tenant desires to sublet all or any portion of the Premises (the “Proposed Sublet Space”), Landlord shall have the option of regaining possession of the Proposed Sublet Space and amend this Lease to exclude the Proposed Sublet Space from the Premises, and to effect a proportionate reduction in the Monthly Base Rent and Tenant’s Operating Expenses and Real Estate Tax Percentages. All other terms and conditions of this Lease shall remain in effect and applicable to the Premises as reduced, and Tenant shall execute documents to effect such amendment at Landlord’s request. If Tenant proposes to assign this Lease, or the Proposed Sublet Space comprises the entire Premises, Landlord shall also have the option to terminate this Lease. Landlord’s option to amend or terminate this Lease shall be exercisable by written notice to Tenant within thirty (30) days following Landlord’s receipt of a written notice that Tenant desires to assign this Lease or to sublease the specified Proposed Sublet Space. If Landlord timely exercises such amendment or termination option, such amendment or termination shall be effective as of the effective date of the assignment or subletting proposed by Tenant. If Landlord does not exercise its right to regain possession of the Proposed Sublet Space or to terminate this Lease (as applicable), Tenant shall be entitled to an acceptable assignee or subtenant for the Proposed Sublet Space, for a sublease term no longer than that set forth in Tenant’s notice. If such an assignee or subtenant acceptable to Landlord but not been found by Tenant and submitted for Landlord’s approval within one hundred and twenty (120) days from the date of Tenant’s most recent notice, Tenant shall not be entitled to enter into any assignment or sublease without first submitting a new notice to Landlord and affording Landlord an opportunity to exercise its right to amend or terminate this Lease as set forth above.

Section 4.     For purposes of this Section, a transfer, conveyance, grant, or pledge, directly or indirectly, in one or more transactions, of an interest in Tenant (whether stock, partnership interest, or other form of ownership or control), or the issuance of new interests, by which an aggregate of more than twenty-five percent (25%) of the beneficial interest in Tenant shall be vested in a party or parties who are not holders of such interest(s) as of the date hereof shall be deemed an assignment of this Lease, provided; however, that this limitation shall not apply to any corporation, all the outstanding voting stock of which is listed on a national securities exchange, as defined in the Securities Exchange Act of 1934. The merger or consolidation of Tenant into or with any other entity, the sale of all or substantially all of Tenant’s assets, or the dissolution of Tenant, shall each be deemed to be an assignment within the meaning of this Section.

Section 5.     Any assignment or subletting not in conformance with the terms of this Lease shall be void. Tenant shall pay to Landlord an administrative fee in the amount of Five Hundred Dollars ($500.00) and shall reimburse Landlord for its reasonable attorneys’ fees and other third-party expenses incurred in reviewing any requested consent whether or not such consent is granted. Tenant shall not collaterally assign, mortgage, pledge, hypothecate, or otherwise encumber this Lease or any of Tenant’ rights hereunder without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.

ARTICLE XIV – INSURANCES

Section 1.     Tenant shall carry and keep in full force and effect from and after the date hereof and at all times during the Term broad-form commercial general liability insurance with limits of at least One Million Dollars ($1,000,000) per person for each occurrence and Two Million Dollars ($2,000,000) for all persons per occurrence.

Section 2.     Tenant shall carry an all-risk insurance policy covering all of Tenant’s Personal Property and Leasehold Improvements in the Premises for not less than the full insurable value and replacement cost thereof, without reduction for depreciation. All proceeds of such insurance shall be used solely to restore, repair, or replace Tenant’s Personal Property and Leasehold Improvements.

Section 3.     All commercial general liability and property damage insurance policies and any other insurance policies carried by Tenant shall (i) be issued by insurance companies authorized to do business in the State of Maryland, with a then current Alfred M. Best Company, Inc. (or if it no longer exists, a comparable rating service) general policy holder’s rating of “A” or better and financial size category of Class XII or higher and otherwise reasonably satisfactory to Landlord; (ii) designate, as additional named insureds. Landlord, Landlord’s managing agent, Landlord’s mortgagees), and any other parties designated by Landlord; (iii) be written as primary policy coverage and not contributing with or in excess of any coverage that Landlord may carry; (iv) provide for thirty (30) days prior written notice to Landlord of any cancellation or other expiration of such policy; and (v) contain contractual liability coverage insuring performance by Tenant of the indemnity provisions of this Lease. In addition, all property damage insurance policies shall either permit or contain an express waiver of any right of recovery (by subrogation or otherwise) by the insurance company against Landlord and Landlord’s mortgagees. Tenant shall deliver to Landlord either a copy of each such policy of insurance or certificates evidencing the coverages required hereunder prior to occupancy. Renewal certificates shall provided by Tenant on an annual basis. Neither the issuance of any insurance policy required hereunder nor the minimum limits specified herein with respect to Tenant’s insurance coverage shall be deemed to limit or restrict in any way Tenant’s liability under this Lease.

Section 4.     Tenant shall obtain such additional amounts of insurance and additional types coverage as Landlord may reasonably request from time to time.

Section 5.     Landlord shall maintain liability, fire, and extended coverage insurance on the Building, together with such other types of insurance coverage as are customarily maintained by owners of comparable first-class office buildings in the Baltimore and such other insurance coverage as Landlord may elect in its discretion to carry. Tenant acknowledges that Landlord’s policy of casualty insurance may include commercially reasonable deductible limits, that such deductible amounts reduce the casualty insurance premiums chargeable as Operating Expenses under the Lease, and that, notwithstanding the waiver set forth above, such deductible amounts shall either (i) be considered Operating Expenses under the Lease, or, (ii) if Tenant or any person acting at the direction or under the control of Tenant is the cause of any loss covered by Landlord’s policy of casualty insurance, considered the sole responsibility of Tenant hereunder to the extent of Tenant’s fault.

Section 6.     Each party hereby waives any and every right or cause of action for any and all loss or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is actually covered by valid and collectible fire, extended coverage, “All Risk”, or similar policy maintained by such party or required to be maintained by such party under this Lease, subject to the provisions of Section 5 above and to the extent that such loss or damage is recovered under said insurance policies. Written notice of the terms of said mutual waivers shall be given to each insurance carrier and said insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of insurance coverages by reason of said waivers.

ARTICLE XV - LIABILITY OF LANDLORD AND TENANT

Section 1.     Neither Landlord nor any of its agents or employees shall have any liability to Tenant, or to Tenant’s employees, agents, contractors, subtenants, invitees, or customers for any damage, injury, loss, or claims based on or arising out of any cause whatsoever, including, without limitation, the following: repair to any portion of the Premises (including, but not limited to, the Leasehold Improvements) or the Building; interruption in the use of the Premises or any equipment therein; an accident or damage resulting from any use or operation by Landlord, Tenant, or any other person or entity of elevators or heating, cooling, electrical, sewerage, or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance, or any other casualty; actions of any other tenant of the Building or of any other person or entity, failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building from water, rain, ice, or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes, or plumbing fixtures in the Premises or the Building. Any property placed by Tenant in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in- any manner be responsible therefor. Notwithstanding the foregoing, Landlord shall not be released from liability to Tenant for and to the extent of any injury caused by Landlord’s willful misconduct or gross negligence. In no event, however, shall Landlord have any liability to Tenant on account of any claims for the interruption of or loss to Tenant’s business or for any indirect damages or consequential losses.

Section 2.     Tenant shall reimburse Landlord and Tenant shall indemnify, protect, defend, and hold Landlord, its employees and agents harmless from and against all costs, damages, claims, liabilities expenses (including attorneys’ fees, disbursements, and actual costs), losses. and court costs suffered by or claimed against Landlord, directly or indirectly, based on or arising out of, in whole or in pan, (i) the use and occupancy of the Premises or the business conducted therein, (ii) any act or omission of Tenant, its agents, contractors, employees, subtenants, or invitees; or (iii) any breach of Tenant’s obligations under this Lease.

Section 3.     Notwithstanding any provision to the contrary contained herein, Tenant shall look solely to the estate and property of Landlord in and to the Land and the Building in the event of any claim against Landlord arising on of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant’s use of the Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant’s use of the Premises, shall be limited to such estate and property of Landlord in and to the Land and the Building, no properties or assets of Landlord other than the estate and property of Landlord in and to the Land and the Building and no property owned by any affiliate of Landlord shall be subject to levy, execution, or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with the Lease, the relationship of Landlord and Tenant, or Tenant’s use of the Premises.

ARTICLE XVI - DAMAGE OR DESTRUCTION

Section 1.     If the Premises or any part thereof shall be damages by fire or any causes, Tenant shall give prompt notice to Landlord.

Section 2.     If, in the judgment of Landlord’s architect, restoration of the Premises within a period of six (6) months from the date of the damage is possible, Landlord shall restore the Premises with the Leasehold Improvements, provided adequate insurance proceeds are available and Tenant shall make such insurance proceeds available to Landlord in accordance with Tenant’s insurance obligations forth above (subject to any prior rights of any mortgagee in and to such proceeds). In addition, Tenant shall repair and restore, at Tenant’s sole expense, all Alterations in the Premises. If the Premises are unusable, in whole or in part, during such restoration, the Monthly Base Rent and Additional Rent hereunder shall be proportionately abated to the extent and for the period that the Premises are unusable, notwithstanding the foregoing, if any such damage or destruction is the fault of Tenant, its agents, employees, contractors, or invitees. Tenant shall not be entitled to any abatement of Monthly Base Rent or Additional Rent.

Section 3.     If restoration is not possible, in the judgment of Landlord’s architect, within the foresaid six (6) month period, Landlord shall so notify Tenant, and Landlord and Tenant shall each have the right to terminate this Lease by giving written notice thereof to the other party within sixty (60 days after the occurrence of such damage), in which event this Lease and the tenancy hereunder shall terminate as of the date of such damage or destruction and the Monthly Base Rent and Additional Rent shall be apportioned as of the date of such damage or destruction. If neither party exercises its right of termination, the Premises shall be restored as provided above.

Section 4.     In case the Building generally is so severely damaged by fire or other casualty (although the Premises may not be affected) that Landlord shall decide in its sole discretion not to rebuild or reconstruct the Building, then this Lease and the tenancy hereunder shall terminate on the date specified by Landlord in a notice given no later than sixty (60) days after the date of such casualty.

ARTICLE XVII - CONDEMNATION

Section 1.     Total Taking. If, after the execution of this Lease and prior to the expiration of the term hereof, the whole of the Leased Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease and the term hereof shall cease and terminate as of the date when possession of the Leased Premises shall be taken by the taking authority and any unearned rent or other charges, if any, paid in advance, shall be refunded to Tenant.

Section 2.     Partial Taking. If, after the execution of this Lease and prior to the expiration of the term hereof, any public or private authority shall, under the power of eminent domain, take, or Landlord shall convey to said authority in lieu of such taking, property which results in a reduction by fifteen (15%) percent or more of the area in the Leased Premises, or of a portion of the Leased Premises that substantially interrupts or substantially obstructs the conducting of business on the Leased Premises; then Tenant may, at its election, terminate this Lease by giving Landlord notice of the exercise of Tenant’s election within thirty (30) days after Tenant shall receive notice of such taking. In the event of termination by Tenant, this Lease and the term hereof shall cease and terminate as of the date when possession shall be taken by the appropriate authority of that portion of the Entire Property that results in one of the above takings, and any unearned rent or other charges, if any, paid in advance by Tenant shall be refunded to Tenant.

Section 3.     Restoration. In the event of a taking in respect of which Tenant shall not have the right to elect to terminate this Lease or, having such right, shall not elect to terminate this Lease, this Lease and the term thereof shall continue in full force and effect and Landlord , at Landlord’s sole cost and expense, forthwith shall restore the remaining portions of the Leased Premises, including any and all improvements made theretofore to an architectural whole in substantially the same condition that the same were in prior to such taking. A just proportion of the rent reserved herein and any other charges payable by Tenant hereunder, according to the nature and extent of the injury to the Leased Premises and to Tenant’s business, shall be suspended or abated until the completion of such restoration and thereafter the rent and any other charges shall be reduced in proportion to the square footage of the Leased Premises remaining after such taking.

Section 4.     The Award. All compensation awarded for any taking, whether for the whole or a portion of the Leased Premises, shall be the sole property of the Landlord whether such compensation shall be awarded for diminution in the value of, or loss of, the leasehold or for diminution in the value of, or loss of, the fee in the Leased Premises, or otherwise. The Tenant hereby assigns to Landlord all of Tenant’s right and title to, and interest in, any and all such compensation. However, the Landlord shall not be entitled to and Tenant shall have the sole right to make its independent claim for and retain any portion of any award made by the appropriating authority directly to Tenant for loss of business, or damage to or depreciation of, and cost of removal of fixtures, personalty and improvements installed in the Leased Premises by, or at the expense of Tenant, and to any other award made by the appropriating authority directly to Tenant.

Section 5.     Release. In the event of any termination of this Lease as the result of the provisions of this Article, the parties, effective as of such termination, shall be released, each to the other, from all liability and obligations thereafter arising under this lease.

ARTICLE XVIII — DEFAULT

Section 1.     Any of the following occurrences or acts shall constitute an event of default (Event of Default”) under this Lease:

(a)     If Tenant shall fail to pay any Monthly Base Rent any Additional Rent, or any other sums under this Lease within five (5) days of the date then the same shall become due and payable, whether or not any demand hall have been made for the same, notwithstanding the foregoing, if Tenant fails on two (2) occasions during any Lease Year to make any payment of Monthly Base Rent, Additional Rent, or other sum payable under this Lease prior to the expiration of the five (5) day period provided herein, such five (5) day period shall not be applicable to any payment of Monthly Base Rent, Additional Rent or other sum due under this Lease during the remainder of such Lease Year.

(b)     If Tenant shall fail to observe or perform any of the covenants, conditions, and agreements of this Lease and such failure shall continue for a period of twenty (20) days after notice to Tenant of such failure; provided, however, that if such failure is not reasonably capable of being cured within such twenty (20) day period, then the period in which Tenant may cure such failure shall be extended up to a total of up to sixty (60) days provided Tenant promptly commences and diligently pursues the cure of such failure.

(c)     If Tenant or any guarantor of this Lease shall (i) make an assignment for  the rent of creditors, (ii) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension, or insolvency proceedings. (iii) seek, consent to, or acquiesce in the appointment of any trustee, receiver, or liquidator of Tenant or of any guarantor of this Lease and of all or any part of Tenant’ s or such guarantor’s property, (iv) file a petition seeking an order for relief under the Bankruptcy Code, as now or hereafter amended or supplemented, or by filing any petition under any other present or future federal, state, or other statute or law for the same or similar relief, or (v) fail to win the dismissal, discontinuation, or vacating of any involuntary bankruptcy proceeding within thirty (30) days after such proceeding is initiated.

Section 2.     If an Event of Default shall have occurred and be continuing with regard to the making of any payment or the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and the making of such payment or the doing of such act by Landlord shall not operate to cure such Event of Default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. Any installment of Monthly Base Rent or Additional Rent remaining unpaid for five (5) days after the date when due shall be subject to a late charge equal to ten percent (10%) of such installment any installment of Monthly Base Rent or Additional Rent not paid when due and any payments made by Landlord on Tenant’s behalf shall bear interest until paid at the rate of eighteen percent (18%) per annum (but in no event more than the highest non-usurious rate permitted under the laws of the State of Maryland), and such interest shall constitute Additional Rent hereunder due and payable with the next installment of Monthly Base Rent. In addition to the foregoing, and without regard to whether this Lease has been terminated, Tenant shall pay to Landlord all costs incurred by Landlord, including reasonable attorneys’ fees, disbursements, and actual costs, with respect to any action or lawsuit instituted or taken by Landlord to enforce the provisions of this Lease.

Section 3.     If an Event of Default shall have occurred, Landlord, at its option, may terminate this Lease by written notice to Tenant, whereupon this Lease shall end and all rights of Tenant hereunder shall expire and terminate and everything herein required on the part of Landlord to be done and performed shall cease, but Tenant shall remain liable as hereinafter provided.

Section 4.     With or without terminating this Lease, Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for trespass or any claim for any damages or liability therefor. Landlord may thereupon make such alterations and repairs as, in Landlord’s absolute discretion, may necessary to relet the Premises, and relet the Premises or any part thereof, without notice to Tenant, for such rent and such use, and for such period of time and subject to such terms and conditions as Landlord, in its absolute discretion, may deem advisable and receive the rent therefor. Tenant shall be liable for any and all expenses (including reasonable attorneys’ fees, disbursements, actual costs, and brokerage fees) incurred by Landlord in reentering and repossessing the Premises, in making good any default of Tenant, in painting, altering, repairing, or dividing the Premises, in protecting and preserving the Premises by use of security guards and caretakers, and in releting the Premises. In addition, Tenant shall pay to Landlord an amount equal to the sum of all Monthly Base Rent and Tenant’s share of Operating Expenses and Real Estate Taxes abated in accordance with Section 3, if any abatement is specified therein. Tenant shall pay Landlord, on demand, any deficiency that may arise by reason of any releting. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month in subsequent separate actions, as said damages shall have been made more easily ascertainable by successive relettings. Landlord shall not be liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. Notwithstanding any such reletting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for such prior default. Tenant’s liability shall survive the institution of summary proceedings and the issuance of any warrant hereunder.

Section 5.     If Landlord terminates this Lease pursuant to Section 3 above, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant’s default, an amount equal to the difference between (i) all Monthly Base Rent, Additional Rent, and other sums that would be payable under this Lease from the date of such demand or, if it is earlier, the date to which Tenant shall have satisfied in full its obligations or what would be the then unexpired Term in the absence of such termination, and (ii) the fair mark rental value of the Premises over the same period (net of all expenses and all vacancy periods reasonable projected by Landlord to be incurred in connection with the releting of the Premises), with such differential discounted at the rate of five percent (5%) per annum. Nothing herein shall be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid rent or any other amounts accrued prior to termination of this Lease.

Section 6.     Landlord shall, to the extent permitted by law, have (in addition to all other rights) a distress for rent and a lien on all of Tenant’s Personal Property as security for all Monthly Base Rent, Additional Rent, and any other sums payable under this Lease.

Section 7.     Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privilege so far as is permitted by law, that Tenant and all such persons might otherwise have under any present or future law (i) to the service of any notice to quit or of Landlord’s intention to re-enter or to institute legal proceedings, which notice may otherwise be required to be given, (ii) to redeem the Premises, (iii) to re-enter or repossess the Premises, (iv) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination of this Lease, whether such dispossession, re-entry, expiration, or termination shall be by operation of law or pursuant to the provisions of this Lease or (5) that exempt property from liability for debt or for distress for rent. The words “dispossession,” “re-enter,” “re-entry, “re-entered,” “repossess,” and “redeem” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

Section 8.     Tenant hereby consents to the exercise of personal jurisdiction over it by any federal or state court in the State of Maryland.

ARTICLE XIX - RULES AND REGULATIONS

Tenant shall at all times comply with the rules and regulations set forth in Exhibit E attached hereto and incorporated herein, and with any reasonable icons thereto and modifications thereof adopted from time to time by Landlord of which Tenant has been given five (5) days written notice, and each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant.

ARTICLE XX – SUBORDINATION

Section 1.     This Lease is subject and subordinate to the lien of any and all mortgages (which term “mortgages” shall include deeds of trust and similar security instruments) and ground or other underlying leases and “ground leases”) that may now or hereafter encumber or otherwise affect the Land or the Building, or Landlord’s leasehold therein, as well as any and all renewals, extensions, modifications, recasting, or refinancings thereof; provided, however, that if the mortgagee under any such mortgage or ground lessor under any such ground lease shall require this Lease to be superior and paramount to such mortgage or ground lease, Tenant agrees to execute, acknowledge, and deliver, as directed by Landlord, any instruments required for such purpose.

Section 2.     This section shall be self-operative and any mortgagee, trustee, or ground lessor need require no further instruments of subordination. Nevertheless, if requested by Landlord, Tenant shall promptly execute and deliver any certificate or other document specified by Landlord in confirmation of this subordination. Tenant agrees that, if any proceedings are brought for the foreclosure of any such mortgage or termination of any such ground lease, Tenant, if requested to do so by the purchaser at the foreclosure sale or the ground lessor, shall recognize the purchaser or the ground lessor as Landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder if any such foreclosure or termination or other proceeding is prosecuted or completed.

Section 3.     Tenant agrees to give any mortgagees and/or trust deed holders, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such mortgagees and/or trust deed holder(s). Tenant further agrees to afford the mortgagees and/or trust deed holders a period of thirty (30) days beyond any period afforded to Landlord for the curing of such default, or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings), prior to taking any action to terminate this Lease.

Section 4.     Tenant agrees that no mortgagee or successor to such mortgagee shall be (i) bound by any payment of Monthly Base Rent or Additional Rent for more than one (1) month in advance, (ii) bound by any amendment or modification of this Lease made without the consent of Landlord’s mortgagee or such successor in interest, (iii) liable for damages for any breach, act, or omission of any prior landlord, (iv) bound to effect or pay for any construction for Tenant’s occupancy, or (v) subject to any offsets or defenses that Tenant may have against any prior landlord.

Section 5.     If, in connection with obtaining temporary, construction, or permanent financing for the Building or the Land, any lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant agrees that Tenant shall not unreasonably withhold, delay, or defer the execution of an agreement of modification of this Lease, provided such modifications do not increase the financial obligations of Tenant hereunder or materially or adversely affect the leasehold interest hereby created or Tenant’s reasonable use and enjoyment of the Premises.

ARTICLE XXI — ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS

Section 1.     Tenant shall, without charge, at any time and from time to time, within ten (10) days, request therefor by Landlord, execute, acknowledge, and deliver a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (a) whether or not this Lease is unmodified and in full force and effect (or if there has been a modification, that the Lease is in full force and effect as modified and setting forth such modifications); (b) whether or not the Term has commenced and the full rental is now accruing; (c) the amounts of Monthly Base Rent and Additional Rent currently due and payable by Tenant; (d) that no Monthly Base Rent (except the first installment thereof) has been paid more than thirty (30) days in advance of its due date; (e) whether or not Tenant has accepted possession of the Premises and is currently operating its business therein; (f) that Tenant has no knowledge of any then uncured defaults by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (g) the address to which notices to Tenant should be sent; and (h) other information reasonably requested by Landlord.

Section 2.     Tenant covenants and agrees that, at any time, within thirty (30) days after notice and demand by Landlord. Tenant shall furnish Landlord financial statements as of the end of Tenant’s last year certified by Tenant’s chief financial officer and audited by an independent certified public accountant who shall issue an accountant’s audit report in conjunction with such audit, and Tenant consents to the delivery of same by Landlord to lenders or prospective lenders or purchasers of all or part or the Building or the Land or of any interest in the deed of trust encumbering the Building or the Land.

ARTICLE XXII — HOLDING OVER

Section 1.      If Tenant shall not immediately surrender the Premises on the day after the end of the Term, then Tenant shall, by virtue of this Lease, become a tenant at sufferance at a monthly rental equal to twice the Monthly Base Rent and any Additional Rent due under the terms of this Lease, commencing said monthly tenancy with the first day next after the end of the Term.

Section 2.     Tenant, as a tenant at sufferance, shall be subject to all of the conditions and covenants of this Lease (including payment of Additional Rent) as though the tenancy had originally been a monthly tenancy. During the holdover period, each party hereto shall give to the other at least thirty (30) days written notice to quit the Premises, except in the event of nonpayment of Monthly Base Rent or of Additional Rent when due or of the breach of any other covenant by Tenant, in which event Tenant shall not be entitled to notice to quit, the usual thirty (30) days notice to quit being expressly waived. Notwithstanding the foregoing, if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Term or any extension thereof, Landlord may re-enter and take possession of the Premises by any legal means and Landlord shall have the right to recover direct or indirect damages suffered by Landlord as a result of Tenant’s failure to vacate upon such expiration.

ARTICLE XXIII – RIGHTS RESERVED BY LANDLORD

Section 1.     Landlord shall have the exclusive right to use or permit the use of all or any portion of the roof of the Building for any purpose.

Section 2.     Landlord shall have the right (i) to prescribe uniform blinds, drapes, or other window treatment for the Building, (ii) to review and approve any window treatment proposed by Tenant for the Premises, and (iii) to prohibit the installation of any blinds, drapes, or other window treatment for the areas visible from the atrium area of the Building.

Section 3.     Landlord may enter the Premises at reasonable hours to exhibit the same to prospective purchasers, mortgagees, or tenants, to inspect the Premises to verify that Tenant is complying with all its obligations hereunder, to make repairs, alterations, or improvements to the Premises or to other space in or on the Building, to install or service Building systems, to perform janitorial or maintenance services, and to post such notices as Landlord may reasonably desire in order to protect its rights. Landlord and its representatives shall have the authority to take such materials and equipment onto the Premises as may necessary for accomplishing the purposes set forth in this Section. In the event of an emergency, Landlord shall have access to the Premises at any time without notice.

ARTICLE XXIV – PARKING

Section 1.     Landlord agrees to an allocation of six (6) unassigned monthly parking spaces per on thousand (1,000) square feet of the Premises for automobile parking in the Building’s parking lot for use by Tenant and its employees during the Term. Landlord reserves the right to require Tenant, its employees, agents, contractors, invitees, and customers, to park in assigned parking spaces at any time during the Term.

Section 2.     Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the Building’s parking lot, and shall at all times abide by all rules and regulations promulgated by Landlord governing the use of the Building’s parking lot. It is understood and agreed that Landlord does not assume any responsibility for any damage or loss to any automobiles parked in the lot or to any personal property located therein, or for any injury sustained by any person in or about the lot. Tenant agrees that there shall be no overnight parking without Landlord’s prior written consent.

ARTICLE XXV — RELOCATION OF TENANT

It is understood and agreed that Landlord shall have the right, at its sole cost and expense, to relocate Tenant no more than one (1) time during the Term to other premises within the Building of equal or greater kind and quality (including equal or greater Leasehold Improvements and perimeter offices). In no event shall any relocation accomplished pursuant to this Article result in an increase in the Monthly Base Rent, Additional Rent, or other sums payable under this Lease unless Tenant shall consent to an expansion of the Premises in connection with such relocation. Landlord shall use reasonable efforts to minimize disruption or inconvenience to Tenant during any relocation.

ARTICLE XXVI — HAZARDOUS MATERIALS

Section 1.      Tenant agrees not to use, dispose, store, or generate any asbestos or Hazardous Material in violation of any applicable law, rule, or regulation in the Premises and in the event such laws, rules, or regulations require Tenant to remove or otherwise remedy the existence of any asbestos or Hazardous Materials discovered in the Premises (except for base Building improvements and systems), Tenant agrees to remove or remedy the same. Tenant agrees to indemnify and save Landlord harmless against any losses, damages, costs, liabilities, and claims suffered by Landlord in connection with a breach by Tenant of its obligations set forth in this Section, except for such losses, damages, costs, liabilities and claims caused by Landlord’s gross negligence or intentional misconduct. Tenant agrees to cause its contractors to certify that such contractor has not breached the above obligation in connection with installation of any Leasehold Improvements or Alterations and such other related matters as reasonably requested by Landlord or Landlord’s mortgagees.

Section 2.      For purposes of this Lease, “Hazardous Material” means: (i) “hazardous substances” or “toxic substances” as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA.). 42 U.S.C. § 9601, et seq., or the Hazardous Materials Transportation Act, 49 US C. § 1801, all as amended and amended after this date; (ii) “hazardous wastes,” as that term is defined by the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. § 6901, et seq., as amended and amended after this date; (iii) any pollutant or contaminant or hazardous, dangerous, or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended or amended after this date: (iv) crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (v) any radioactive material, including any source, special nuclear or nuclear by-product material as defined at 42 U.S.C. § 2011, et seq., as amended and amend as of this date; (vi) asbestos in any form or condition; and (vii) polychlorinated biphenyls (PCBs) or substances or compounds containing PCBs.

ARTICLE XXVII – MISCELLANEOUS PROVISIONS

Section 1.     Landlord may freely sell, assign, or otherwise transfer all or any portion of its interest under this Lease or in the Premises or the Building or the Land, and in the event of any such transfer, the party originally executing this Lease as Landlord, and any successor or affiliate of such party, shall be relieved of any and all of its obligations under this Lease from and after the date of such transfer. Tenant shall thereafter be bound to the transferee with the same effect as though the latter had been the original Landlord hereunder, provided that the transferee assumes and agrees to carry out all the obligations of Landlord hereunder.

Section 2.     All notices required or desired to be given by either party to the other shall be personally delivered or sent by recognized overnight courier or by certified mail, return receipt requested, postage prepaid, and shall be effective upon actual receipt as verified by written acknowledgment of delivery in the case of personal or overnight delivery and by the return receipt in the case of certified mail. All notices to the respective parties shall be addressed and sent as follows:

If to Landlord:

The Steamship Trade Association of Baltimore, Incorporated – International Longshoremen’s
Association (AFL-CIO) Pension Plan
6610 Tributary Street
Baltimore, MD 21224--6514
Attention: Mr. Timothy Pretzer

and a copy to:

Michael L Collins, Esq.
The Law Offices of Michael J. Collins, PC
7104 Biter Lane
Highland, Maryland 20777-0277
Fax (410) 773-9900
michael@mjcollinslaw.com

If to the Tenant:

I.C. Isaacs & Co.
at the Premises

Either party may, by like written notice, designate a new address or recipient to which such notices shall be directed.

Section 3.     All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct, and cumulative, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any of the others. No failure of Landlord to exercise any power given Landlord hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof. Receipt by Landlord of any Monthly Base Rent, Additional Rent, or other sums payable hereunder with knowledge of the breach of any provision hereof, or acceptance by Landlord of partial payments or partial performance, shall not constitute a waiver of any such breach. No waiver by Landlord of any provision hereof shall be deemed have been made unless made to writing, and a waiver so given on one occasion shall not be deemed a waiver on any subsequent occasion.

Section 4.     Landlord and Tenant each hereby waives all rights to a trial by jury in any claim, action proceeding, or counterclaim arising out of or in any way connected with this Lease.

Section 5.     Landlord shall not be required to perform any of its obligations under this Lease, nor be liable for loss or damage for failure to do so, nor shall Tenant thereby be released from any of it obligations under this Lease (including but not limited to payment of any rent or other sums due under this Lease), where such failure arises from or through Force Majeure. For purposes of this Lease, “Force Majeure” shall mean acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare or warlike conditions in this or any foreign country, fire and casualty, legal requirements, shortages, or inability to obtain materials or equipment energy shortage, or causes beyond the reasonable control of Landlord.

Section 6.     The submission of an unsigned copy of this Lease does not constitute a reservation of, or option for, the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord and Tenant and approval thereof by any current mortgagee of the Land and the Building and any other party having the right to approve this Lease.

Section 7.     All of the covenants, agreements, terms, conditions, provisions, and undertakings in this Lease shall inure to the benefit of, and shall extend to and be binding upon, the parties hereto and their respective heirs, executors, legal representatives, successors, and assigns, subject to the restrictions contained in this Lease with respect to assignment and subletting.

Section 8.     If more than one party as Tenant executes this Lease, the liability of such parties shall be deemed joint and several for all purposes hereunder.

Section 9,     If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

Section 10      Time is of the essence of this Lease. The failure of Tenant to perform any act as provided in this Lease or within a prescribed time period shall constitute an Event of Default.

Section 11.     Neither this Lease nor a memorandum thereof shall be recorded.

Section 12.     Landlord and Tenant each represent that they had no dealings with any real estate broker, finder, or other person, with respect to this Lease in any manner, except Manekin LLC (hereinafter collectively called the “Brokers”). Tenant agrees to indemnify and hold harmless Landlord against and from any claim or demand for any brokerage commission or other fees, and all costs, claims, expenses, and liabilities in connection therewith (including, without limitation, attorneys’ fees. disbursements, and actual costs), arising out of any purported or actual dealings by Tenant and any broker other than the Brokers. Landlord shall pay any commissions or fees that are payable to each of the Brokers with respect to this Lease, in accordance with the provisions of a separate commission contract.

Section 13.     Any sum owed or reimbursable by Tenant to Landlord under this Lease (excluding Monthly Base Rent) shall be considered “Additional Rent” payable, without diminution, set-off, or deduction. Except as otherwise provided in this Lease, all payments of Additional Rent shall be paid no later than ten (10) days after the date Landlord notifies Tenant of the amount thereof. In the event of any dispute concerning the computation of the amount of any Additional Rent due, Tenant shall pay the amount specified by Landlord pending the resolution of the dispute, and such payment shall be without prejudice to Tenant’s right to continue to challenge the disputed computation.

Section 14.     Each individual executing this Lease on behalf of Tenant hereby represents and that he or she is duly authorized to execute and deliver this Lease; that Tenant is duly organized, is qualified to do business in the State of Maryland, is in good standing under the laws of the state of its organization and the laws of the State of Maryland, and has the power and authority and has obtained all necessary consents to enter into and perform its obligations under this Lease; and that all action required to authorize Tenant to enter into this Lease has been duly taken.

Section 15.     This Lease shall be governed, enforced, and construed under the laws of the State of Maryland, without regard to choice of law.

Section 16.     The parties intend this Lease, including the exhibits hereto, as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations, and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to determine the meaning of any of the terms of this lease. No representations, understandings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a writing signed by all of the parties hereto or their duly authorized agents.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written or have caused this Lease to be executed by their respective officers thereunto duly authorized.

Signed, sealed and delivered in the presence of:

LANDLORD
Steamship Trade Association of Baltimore, Incorporated-International Longshoremen’s Association (AFL-CIO) Pension Plan,

/s/	/s/ John P. Hughes		(SEAL)
WITNESS	Name:	John P. Hughes
	Title:	Co-Administrator

TENANT
I.C. Isaacs & Co.

/s/ Gloria Marcano
WITNESS	Name:	Liviu Goldberg
	Title:	VP President

	By:	/s/ Liviu Goldberg